Exhibit 10.31
                                                                   -------------
                                 JOHN V. BRENNAN
                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of January 1, 1997, among WEBSTER BANK (the "Bank"), WEBSTER FINANCIAL CORPORATION (the "Company") and JOHN V. BRENNAN (the "Employee").

         WHEREAS, the respective Boards of Directors of the Company and the Bank have approved and authorized the entry into this Agreement with the Employee;

         WHEREAS, the Employee is currently serving as Executive Vice President, Treasurer and Chief Financial Officer of both the Company and the Bank under an Employment Agreement dated as of January 1, 1995 (the "Prior Agreement");

         WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the employment relationships of the Employee with the Company and the Bank and to replace and supersede the Prior Agreement.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Prior Agreement is hereby replaced and superseded and the Prior Agreement shall be of no further force or effect after the date of this Agreement. The Employee is employed as Executive Vice President, Treasurer and Chief Financial Officer of both the Company and the Bank from the date hereof through the term of this Agreement. As an executive of the Company and of the Bank, the Employee shall render executive, policy, and other management services to the Company and the Bank of the type customarily performed by persons serving in similar executive officer capacities. The Employee shall also perform such duties as the Chief Executive Officer and the Boards of Directors of the Company and of the Bank may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Employee shall not be required to relocate to an area more than 35 miles from the Bank's home office in order to perform the services hereunder.

         2. Salary. The Bank agrees to pay the Employee during the term of this Agreement a base salary as follows: from the date hereof through December 31, 1997, a salary at an annual rate equal to $200,000, which salary may be adjusted in January of each subsequent year during the term of this Agreement as determined by the Boards of Directors of the Company and the Bank. In determining salary adjustments, the Board of Directors may compensate the Employee for increases in the cost of living and may also provide for performance or merit adjustments. The salary under this Section 2 shall be payable by the Bank to the Employee not less frequently than monthly. The Company shall reimburse the Bank for a portion of

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the salary paid to the Employee  hereunder,  which  portion  shall  represent an appropriate allocation for the services rendered to the Company hereunder. The Employee shall not be entitled to receive fees for serving as a director of the Company or of the Bank or for serving as a member of any committee of the Board of Directors of the Company or of the Bank if he is elected to such positions.

         3. Discretionary Bonuses. In addition to his salary under Section 2 hereof, the Employee shall be eligible to receive such discretionary bonuses as may be authorized, declared, and paid by the Board of Directors of the Company or of the Bank. No other compensation provided for in this Agreement shall be deemed a substitute for such bonuses when and as declared by the Board of Directors of the Company or the Bank.

         4. Participation in Retirement and Employee Benefit Plans; Fringe Benefits. The Employee shall be eligible to participate in any plan of the Company or of the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits that the Bank or the Company has adopted or may adopt for the benefit of its executive employees. The Employee shall also be eligible to participate in any other fringe benefits which are now or may be or become applicable to the Company's or the Bank's executive employees. In addition, the Employee shall be provided with a standard automobile or an automobile allowance for business use. Participation in these plans and fringe benefits shall not reduce the salary payable to the Employee under Section 2 hereof.

         5. Term. The initial term of employment under this Agreement shall be for a period commencing on the date hereof and ending on December 31, 1999. The Company and the Bank may renew this Agreement by written notice to the Employee for one additional year on December 31, 1997 and each subsequent December 31 during the term of this Agreement, unless the Employee gives contrary written notice to the other parties hereto prior to such renewal date. Each initial term and all such renewed terms are collectively referred to herein as the term of this Agreement.

         6. Standards. The Employee shall perform the Employee's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Boards of Directors of the Company or the Bank. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the savings institutions industry.

         7. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board of Directors of the Company or the Bank otherwise approves. The Employee shall be entitled to an

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
annual paid vacation of at least four weeks per year or such longer period as the Board of Directors of the Company or the Bank may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled (i) to receive any additional compensation from the Bank on account of failure to take a paid vacation or (ii) to accumulate more than two weeks of unused paid vacation time from one fiscal year to the next.

         8.       Termination of Employment.

                  (a) (i) The Board of Directors of the Company or the Bank may terminate the Employee's employment at any time, but any termination by such Board of Directors other than termination for cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. The term "termination for cause" shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry; provided, that it shall be the Company's or the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Company or the Bank shall have alleged are violated by such acts and/or omissions.

                           (ii) The parties  acknowledge  and agree that damages
which will result to Employee for termination without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is for cause, the Bank shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to the sum of (a) the Employee's then current annual base salary under Section 2 of this Agreement and (b) the amount of any bonuses paid to the Employee pursuant to the Webster Financial Corporation and Webster Bank Annual Incentive Compensation Plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the Employee was employed hereunder and the denominator of which is 12. The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which Employee may make by reason of such termination. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Company or the Bank. The liquidated damages amount shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Company or the Bank.

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
         (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause, the following shall apply in the event of any termination without cause (other than a termination subject to Section 9 hereof): (1) the Employee shall continue to be entitled to medical and dental coverage as if his employment had not been terminated until the earliest of (A) the expiration of one year after the date his employment terminates, (B) the expiration of the remaining term of this Agreement under
Section 5, and (C) the date on which the Employee accepts other employment on a substantially full time basis and (2) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

                  (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, as amended, the Company's and the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, as amended, all obligations of the Company and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (d) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, as amended), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

                  (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, as amended, or
(ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director or his or her designee to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any termination hereunder.

                  (f) The Employee shall have no right to terminate employment under this Agreement prior to the end of the term of this Agreement, unless such termination is approved by the Board of Directors of the Company or the Bank or is in connection with or within two years after a change in control (as defined in Section 9(b) hereof) of the Company or the Bank. In the event that the Employee violates this provision, the Company and the Bank shall be entitled, in addition to its other legal remedies, to enjoin the employment of the Employee with any significant competitor of the Bank for a period of one year or the remaining term of this Agreement plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment of the Employee has an office out of which the Employee would be primarily based within 35 miles of the Bank's home office.

                  (g) In the event the employment of the Employee is terminated by the Company or the Bank without cause under Section 8(a) hereof or the Employee's employment is terminated voluntarily or involuntarily in accordance with Section 9 hereof and the Bank fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date the payment is due to be paid to the Employee until payment is made. Such reimbursement and interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement.

                  (h) If during the term of this Agreement, the Employee's employment with the Company and the Bank is terminated (whether voluntarily or involuntarily), the Employee agrees to maintain the confidentiality of, and not to use, any non-public information which he acquired during his employment concerning the Company or the Bank, their respective subsidiaries, or any director, officer, employee or agent of the aforesaid entities, including any information as to the customers, business or personnel practices of such entities. The Employee agrees, for a period of one year after the date of termination of his employment with the Company and the Bank (other than in connection with or within two years after a change in control (as defined in Section 9(b) hereof) of the Company or the Bank), that he will not (i) offer employment (or a consulting, agency, independent contractor or other similar paid position) to any employee of the Company, the Bank or any of their respective subsidiaries, or (ii) induce, encourage or solicit any such employee to accept employment (or any aforesaid position) with any company or entity with which the Employee may then be employed or otherwise affiliated.

         9.       Change in Control.

                  (a) If during the term of this Agreement there is a change in control of the Company or the Bank, the Employee shall be entitled to receive as a severance payment for services previously rendered to the Company and the Bank, a lump sum cash payment as provided for herein (subject to Section 9(c) below) in the event the Employee's employment is terminated, voluntarily or involuntarily, in connection with or within two years after the change in control of the Company or the Bank, unless such termination is for cause (as defined in Section 8(a)(i) hereof), is a voluntary termination without "Good Reason" (as defined below) in connection with or after a "Technical Change" (as defined below), or occurs by virtue of normal retirement, permanent and total disability (as defined in Section 22(e) of the Code) or death. Subject to
Section 9(c) below, the amount of the payment shall be equal to (i) one year's salary plus any bonuses paid during the then current fiscal year, if the Employee voluntarily terminates his employment without Good Reason other than in connection with or following a Technical Change or (ii) if the Employee's termination of employment was either voluntary with Good Reason or involuntary,
(A) if such change in control of the Company or the Bank occurs before January 1, 1999, three times the Employee's average annual compensation that was payable by the Company and the Bank and was includible in the Employee's gross income for federal income tax purposes with respect to the five most recent taxable years of the Employee ending prior to such change in control of the Company or the Bank (or such portion of such period during which the Employee was a full-time employee of the Company and the Bank), less one dollar, except as provided below in the case of a Technical Change or (B) if such change in control of the Company or the Bank occurs after December 31, 1998, two times the Employee's annual base salary in effect immediately before the change in control plus an amount equal to the aggregate amount of bonuses that were paid to the Employee by the Company and the Bank during the 24 calendar months preceding the change in control; provided, however, that the amount payable under clause
(ii)(A) above shall not exceed the amount that would be payable over a period equal to the remaining term of this Agreement under Section 5 hereof, plus one year, if the Employee's compensation for such period were at an annual rate equal to the Employee's base salary under Section 2 hereof, determined as of the time of termination, and bonuses paid during the fiscal year preceding the fiscal year in which such change in control occurs, and provided, further, that in the case of a Technical Change, no amount shall be payable under clause (i) above and the amount payable under clause (ii) above shall be two times the Employee's annual base salary in effect immediately before the change in control, plus two times the amount of any bonuses paid during the fiscal year preceding the fiscal year in which such change in control occurs. A "Technical Change" shall mean a change in control described in Section 9(b)(vii) below (and not described in any other subsection of Section 9(b)) in which the persons who were directors of the

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
Company before the transaction described in such subsection shall constitute at least 50% of the Board of Directors of the Company or any successor corporation. "Good Reason" shall include a material reduction in the position, authority, duties or responsibilities of the Employee from those which existed prior to the change in control or a reduction in the Employee's job stature as reflected in his title. If the Employee notifies the Boards of Directors of the Company and the Bank that he intends to terminate his employment voluntarily for Good Reason, he shall state in his notice the reasons why he believes that Good Reason exists. Unless the Company and the Bank, within 30 days of the date of the Employee's notice of resignation or termination, reject the Employee's statement that Good Reason exists, the Employee's entitlement to the severance payment payable under clause (ii) above shall be conclusive. If both Boards of Directors reject the Employee's statement of Good Reason within such 30-day period, the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, but the Company and the Bank shall have the burden of proving in such arbitration that their rejection of the Employee's statement was proper. Payment under this Section 9(a) shall be in lieu of any amount owed to the Employee as liquidated damages for termination without cause under
Section 8(a) hereof. However, payment under this Section 9(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of the Employee's employment. In addition, subject to Section 9(c) below, in the case of any termination of employment within the scope of this Section 9(a) for which a severance payment is payable to the Employee, the following shall apply: (1) the Employee shall also be entitled to continued medical, dental, group term life insurance and long-term disability insurance coverage and to continued eligibility for benefits under any other employee welfare benefit plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) in which he was eligible to participate before the change in control, on a basis no less favorable to him than that in effect during the fiscal year preceding the fiscal year in which the change in control occurs, as if his employment had not been terminated, which coverage and eligibility shall continue: (A) in the case of a voluntary termination of employment described in clause (i) above, for one year after the termination or the remaining term of this Agreement, whichever is less; (B) in the case of a termination described in clause (ii) above and a change in control other than a Technical Change, for the remaining term of this Agreement; or (C) in the case of a termination described in clause
(ii) above in connection with or following a Technical Change, for two years after the termination or the remaining term of this Agreement, whichever is less; and (2) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank that are in effect on the date the notice of termination is given by or to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final

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
expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

                  (b) A "change in control" of the Company, for purposes of this Agreement, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (ii) any person becomes the beneficial owner of 10 percent or more, but less than 25 percent, of the total number of voting shares of the Company, unless the Director has approved a rebuttal agreement filed by such person or such person has filed a certification with the Director; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25 percent or more of the total number of voting shares of the Company; (iv) any person has received the approval of the Director under Section 10 of the Home Owners' Loan Act, as amended (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company; (v) any person has received approval of the Director under Section 7(j) of the Federal Deposit Insurance Act, as amended (the "Control Act"), or regulations issued thereunder, to acquire control of the Company; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor corporation. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred under clauses (ii), (iii), (iv), (v) or (vi) of this section 9(b), if within 30 days of such action, the Board of Directors of the Company (by a two-thirds affirmative vote of the directors in office before such action occurred) makes a determination that such action does not and is not likely to constitute a "change in control" of the Company. For purposes of this
Section 9(b), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

                  A "change in control" of the Bank, for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

                  (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Company or the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(c) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

         10. Disability. If the Employee shall become disabled or incapacitated to the extent that the Employee is unable to perform the Employee's duties and responsibilities hereunder, the Employee shall be entitled to receive disability benefits of the type provided for other executive employees of the Company and the Bank and the obligations of the Company and the Bank hereunder shall be limited to providing such benefits for the period of such disability.

         11. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

         12. Other Contracts. The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Boards of Directors of the Company and the Bank.

         13. Amendments or Additions; Action by Board of Directors. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by the Boards of Directors of the Company and the Bank shall be required in order for the Company and the Bank to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this

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
Agreement  including any  termination of employment  with or without cause under
Section 8(a) hereof.

         14. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Connecticut, excluding the choice of law rules thereof.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


Attest:                                            WEBSTER FINANCIAL CORPORATION


/s/ Renee P. Seefried                              By /s/ James C. Smith
----------------------------                          --------------------------
                                                      Chief Executive Officer



Attest:                                            WEBSTER BANK


/s/ Renee P. Seefried                              By /s/ James C. Smith
----------------------------                          --------------------------
                                                      Chief Executive Officer



                                                   EMPLOYEE


                                                   /s/ John V. Brennan
                                                   -----------------------------
                                                   John V. Brennan

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